Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 212.704.6000 telephone 212.704.6288 facsimile troutmansanders.com

September 13, 2013

dELiA*s, Inc.

50 West 23rd Street

New York, New York 10010

Re:	dELiA*s, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to dELiA*s, Inc., a Delaware corporation (the “Company”), in connection with Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 20,738,100 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, issuable upon conversion of the Company’s Secured 7.25% Convertible Notes (the “Notes”). This opinion is being provided at your request for inclusion in the Registration Statement.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Securities Purchase Agreement, dated as of July 25, 2013, by and among the Company and the Selling Stockholders; (iii) the Notes; (iv) the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof; (iii) the Company’s Amended and Restated Bylaws, as in effect on the date hereof; (iv) resolutions of the Disinterested Director Committee of the Board of Directors of the Company authorizing the Company to enter into, and consummate, the transactions contemplated by the Securities Purchase Agreement; and (v) such other documents and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

Our opinions set forth below are limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

ATLANTA	CHICAGO	HONG KONG	LONDON	NEW YORK	NEWARK	NORFOLK	ORANGE COUNTY

RALEIGH	RICHMOND	SAN DIEGO	SHANGHAI	TYSONS CORNER	VIRGINIA BEACH	WASHINGTON, DC

September 13, 2013

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares, upon conversion of the Notes and the issuance of the Shares by the Company in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Statement and the prospectus included therein. This opinion may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP